   NEWS RELEASE

Contacts:
Gastar Exploration Inc.
J. Russell Porter, Chief Executive Officer
713-739-1800 / rporter@gastar.com

Investor Relations Counsel:
Lisa Elliott / lelliott@DennardLascar.com
Anne Pearson / apearson@DennardLascar.com
Dennard-Lascar Associates: 713-529-6600

GASTAR EXPLORATION INC. PROVIDES OPERATIONS UPDATE FOR UTICA AND MID-CONTINENT

HOUSTON, September 8, 2014 - Gastar Exploration Inc. (“Gastar”) (NYSE MKT: GST) is pleased to provide an operational update on recent well results and activity in the Utica/Point Pleasant play in West Virginia and in the Hunton Limestone play in north-central Oklahoma.
Well Results
The Simms U-5H well in Marshall County, West Virginia, Gastar’s first Utica/Point Pleasant well, produced at an initial 48-hour gross sales rate of 29.4 MMcf/d of natural gas on a 30/64ths choke with approximately 6,700 psi of flowing casing pressure. The well lateral length is 4,447 feet and was completed with 25 hydraulic fracturing stages that used approximately 10.6 million pounds of sand proppant. Gastar has a 50% working interest (“WI”) in the Simms U-5H well (43.2% net revenue interest (“NRI”).
The Easton 22-1H and 22-2H wells in Kingfisher County, Oklahoma have reached a combined gross peak production rate of 1,528 BOE per day (92% crude oil). The Easton 22-1H well drilled in the Lower Hunton formation, had a peak production rate of 673 BOE per day (89% crude oil) and has a most recent 5-day average of 602 BOE per day (87% crude oil). The Easton 22-2H well drilled in the Upper Hunton formation, had a peak production rate of 855 BOE per day (94% crude oil) and has a most recent 5-day average of 628 BOE per day (93% crude oil). Gastar has a 98.3% WI (80.5% NRI) in both wells. Updated production information on all of Gastar’s recently drilled Mid-Continent wells has been posted on Gastar’s website at www.gastar.com/investor.cfm.
J. Russell Porter, Gastar’s President and Chief Executive Officer, commented, “We believe the Simms U-5H is one of the most productive wells to date in the dry gas Utica play, particularly when considering the relatively short lateral length. The well has exceeded our pre-drill expectations with excellent porosity, pressures and flow rates. Along with successful Utica activity from other nearby operators, this well significantly de-risks Gastar’s Utica/Point Pleasant assets.”
“Our current plans are to drill one or two additional Utica/Point Pleasant wells later this year and early 2015 to demonstrate its consistency across our leasehold. At that time, we will carefully evaluate further drilling plans in light of regional natural gas prices and returns on investment relative to our internal investment opportunities.”
Mr. Porter continued, “The two Easton wells represent a tremendous result from our initial drilling activity on the West Edmond Hunton Lime Unit (“WEHLU”) property. These two wells have doubled production from our WEHLU property at a combined cost of approximately $12.0 million. The 22-1H well confirmed the Lower Hunton probable reserves upside that we initially recognized when we acquired the asset in November 2013. The 22-2H well has significantly outperformed our PUD type curve for Upper Hunton wells in the northern portion of the WEHLU property.”
“Overall, the Utica and Hunton results demonstrate that we can generate significant incremental value from the exploitation of our existing asset base.”
Operations Update
Mid-Continent
In our area of mutual interest (“AMI”) during the third quarter of 2014, five gross (1.9 net) non-operated horizontal wells have been placed on flow back, five gross wells are awaiting completion and four gross wells are being drilled. Early average production rates for these non-operated wells appear to be on trend with our projected AMI average type curve. We anticipate an additional three gross wells will be placed on flow back before the end of the third quarter of 2014 and an additional seven to nine gross wells will be placed on production in the fourth quarter of 2014.
During the third quarter of 2014, two gross (2.0 net) operated lower Hunton horizontal wells have been drilled and are awaiting completion. The Horseshoe 3-1H well, located in Canadian County, Oklahoma is scheduled to commence completion operations this week. Completion operations on the well are planned to consist of approximately 19 hydraulic fracturing stages within the 4,166-foot lateral section. If successful, flow back operations are anticipated by late September 2014. Our WI in the Horseshoe 3-1H well is 99.3% (76.7% NRI). The Deer Draw 21-4CH well, located in Oklahoma County, Oklahoma within our WEHLU property, just completed drilling and has encouraging log indications. Completion operations are estimated to commence late-September with flow back operations scheduled for mid-October 2014. Our WI in the Deer Draw 21-4CH well is 98.3% (80.5% NRI).

Marcellus and Utica Shales
In Marshall County, West Virginia, we currently have ten gross (5.0 net) Marcellus wells in various stages of drilling on the Armstrong and Hansen pads. We plan on completing all ten wells late in the fourth quarter of 2014. Drilling of the next dry gas Utica Shale well on the Blake pad is scheduled to commence by mid-October 2014. This Blake well is projected to have a 6,600-foot lateral and we will have a 50% WI (41.5% NRI).
About Gastar Exploration
Gastar Exploration Inc. is an independent energy company engaged in the exploration, development and production of oil, natural gas, condensate and natural gas liquids in the United States. Gastar's principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves such as shale resource plays. In Oklahoma, Gastar is currently pursuing development within the primarily oil-bearing reservoirs of the Hunton Limestone horizontal play and will test other prospective formations on the same acreage, including the Woodford Shale and the Meramec Shale (middle Mississippi Lime), which Gastar refers to as the Mid-Continent Stack Play. In West Virginia, Gastar is continuing the development of liquids-rich natural gas in the Marcellus Shale play and is beginning to drill the dry gas Utica Shale play on its acreage. For more information, visit Gastar's website at www.gastar.com.
Forward Looking Statements
This news release includes "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward looking words including "may," "expects," "projects," "anticipates," "plans," "believes," "estimate," "will," "should," and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline in which could cause Gastar to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; borrowing base redeterminations by our banks; risks relating to the absence or delay in receipt of government approvals or fourth party consents; risks relating to our ability to realize the anticipated benefits from acquired assets; and other risks described in Gastar's Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission ("SEC"), available at the SEC's website at www.sec.gov. Our actual sales production rates can vary considerably from tested initial production rates depending upon completion and production techniques and our primary areas of operations are subject to natural steep decline rates.  Initial average production rates are measured after flow back and dewatering. Horizontal drilling in the Hunton formation is a relatively new play with a limited production history and, as a result, such estimates may be subject to more uncertainties than those in more established plays. By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

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